Exhibit 23.22

CONSENT OF FRANK A. DAVIESS

The undersigned hereby consents to:

(i)
the filing of the written disclosure regarding the technical report entitled “NI 43-101 Technical Report on Resources Wate Uranium Breccia Pipe - Northern Arizona, USA” dated March 10, 2015 (the “Technical Disclosure”), contained in the Annual Report on Form 10-K for the period ended December 31, 2017 (the “10-K”) of Energy Fuels Inc. (the “Company”) being filed with the United States Securities and Exchange Commission;

(ii)	the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-3 (File No. 333-210782), and any amendments thereto (the “S-3”);

(iii)
the incorporation by reference of such Technical Disclosure in the 10-K into the Company’s Form S-8 Registration Statements (File Nos. 333-217098, 333-205182 and 333-194900), and any amendments thereto (the “S-8s”); and

(iv)	the use of my name in the 10-K, the S-3, and the S-8s.

/s/ Frank A. Daviess
Frank A. Daviess

Date: March 9, 2018